Exhibit 99.1

ITT REPORTS 2024 FIRST QUARTER EARNINGS PER SHARE (EPS) OF $1.34, ADJUSTED EPS OF $1.42

▪13% orders growth (7% organic) driven by improved connectors demand, aerospace and defense components ramp, and Friction and rail share gains
▪14% revenue growth (9% organic), surpassing $900 million in revenue for the quarter, driven by higher volume in all businesses
▪80 basis points operating margin expansion to 16.4%; 120 basis points adjusted operating margin expansion to 17.0%
▪12% EPS growth (21% adjusted) driven by higher sales volume and productivity
▪Raising 2024 full year guidance

STAMFORD, Conn., May 2, 2024 – ITT Inc. (NYSE: ITT) today reported financial results for the first quarter ended March 30, 2024. Revenue increased 14% (9% organic), primarily driven by pump projects in Industrial Process (IP), Friction original equipment (OE) outperformance in Motion Technologies (MT) and demand strength across Connect & Control Technologies (CCT). The acquisitions of Svanehøj and Micro-Mode contributed 5% to total revenue growth. Foreign currency translation was a 1% headwind.
First quarter operating income of $149 million increased 20% versus prior year (23% adjusted) due to higher sales volume and productivity gains, partially offset by higher labor and overhead costs and higher strategic investments, including for capacity expansion.
EPS for the first quarter of $1.34 increased 12% versus prior year, and 20% on a sequential basis. Adjusted EPS of $1.42 increased 21% compared to prior year and 6% on a sequential basis. The difference between reported and adjusted EPS is primarily due to acquisition related costs and restructuring charges.
Net cash from operating activities for the first quarter of $58 million was driven by higher operating income, offset by the timing of accounts receivable collections and higher incentive compensation payments. Free cash flow for the quarter of $30 million increased $1 million versus prior year.

Table 1. First Quarter Performance

	Q1 2024	Q1 2023	Change
Revenue	$910.6	$797.9	14.1%
Organic Growth			9.5%
Operating Income	$149.2	$124.3	20.0%
Operating Margin	16.4%	15.6%	80	bps
Adjusted Operating Income	$155.0	$126.2	22.8%
Adjusted Operating Margin	17.0%	15.8%	120	bps
Earnings Per Share	$1.34	$1.20	11.7%
Adjusted Earnings Per Share	$1.42	$1.17	21.4%
Net Cash from Operating Activities	$57.8	$58.1	(0.5)%
Free Cash Flow	$30.1	$29.4	2.4%
Note: all results unaudited; dollars in millions except for per share amounts
Management Commentary
“The momentum we built in 2023 continued in Q1 with a strong operational and financial performance. We generated just shy of one billion dollars of new orders, highlighted by record aerospace orders, strong connectors demand and share gains in Friction and rail. Revenue surpassed $900 million in the quarter, growing 14% in total driven by strong volume growth across all segments and the acquisition of Svanehøj. A continued focus on safety, quality, delivery and cost drove operating margin to more than 16%, with Motion Technologies reaching 18%. We kept on investing to expand pump capabilities in growth areas and to add capacity to support new Friction awards. With these organic investments, the acquisition of Svanehøj and our balance sheet capacity, we will strengthen ITT’s differentiation and expect to grow profitably. Thanks to our performance in Q1, including our orders momentum and our demand outlook, we are raising our organic revenue, operating margin and EPS guidance for 2024,” said ITT’s Chief Executive Officer and President Luca Savi.
Table 2. First Quarter Segment Results

	Revenue			Operating Income			Operating Margin
	Q1 2024	Reported Change	Organic Growth	Q1 2024	Reported Change	Adjusted Change	Q1 2024	Reported Change	Adjusted Change
Motion Technologies	392.4	7.6%	8.2%	70.6	32.2%	32.0%	18.0%	340 bps	340 bps
Industrial Process	333.9	25.3%	12.5%	63.8	15.4%	19.9%	19.1%	(170) bps	(90) bps
Connect & Control Technologies	185.1	10.4%	7.2%	32.7	11.2%	14.7%	17.7%	20 bps	70 bps
Note: all results unaudited; excludes intercompany eliminations of $0.8; comparisons to Q1 2023
Motion Technologies revenue increased $28 million primarily due to higher sales volume in Friction OE and rail demand in KONI, partially offset by unfavorable foreign currency translation. Operating income increased $17 million primarily due to higher sales volume, productivity savings, and lower material and overhead costs.
Industrial Process revenue increased $67 million primarily due to growth in pump projects and the acquisition of Svanehøj, which closed in January 2024. This was partially offset by foreign currency translation. Operating income increased $9 million primarily due to higher volume and productivity savings.
Connect & Control Technologies revenue increased $18 million primarily driven by pricing actions and higher volumes in connectors and components for aerospace and defense and the Micro-Mode acquisition. Operating income increased $3 million primarily due to pricing, volume and productivity actions, partially offset by higher material, labor and overhead costs.
Quarterly Dividend
The company announced today a quarterly dividend of $0.319 per share on the company’s outstanding common stock. ITT’s Board of Directors approved the cash dividend for the second quarter of 2024, which will be payable on July 1, 2024, to shareholders of record as of the close of business on June 3, 2024.
2024 Guidance
We now expect revenue growth of 9% to 12%, up 4% to 7% on an organic basis; operating margin of 16.9% to 17.5% and adjusted operating margin of 17.1% to 17.7%, up 20 to 80 bps (up 100 to 160 bps excluding the Svanehøj acquisition dilution); full year EPS of $5.51 to $5.76 and adjusted EPS of $5.65 to $5.90, up 8% to 13% for the full year. We continue to expect free cash flow of $435 million to $475 million, representing 12% to 13% free cash flow margin for the full year.
It is not possible, without unreasonable efforts, to estimate the impacts of foreign currency fluctuations, acquisitions and certain other special items that may occur in 2024 as these items are inherently uncertain and difficult to predict. As a result, we are unable to quantify certain amounts that would be included in a reconciliation of organic revenue growth and adjusted segment operating margin to the most directly comparable GAAP financial measures without unreasonable efforts and accordingly we have not provided reconciliations for these forward-looking non-GAAP financial measures.

Investor Conference Call Details
ITT’s management will host a conference call for investors on Thursday, May 2 at 8:30 a.m. Eastern Time. The briefing can be accessed live via a webcast, which is available on the company’s website: https://investors.itt.com. A replay of the webcast will be available beginning two hours after the webcast. Reconciliations of non-GAAP financial performance metrics to their most comparable U.S. GAAP financial performance metrics are defined and presented below and should not be considered a substitute for, nor superior to, the financial data prepared in accordance with U.S. GAAP.

Investor Contact
Mark Macaluso
+1 914-641-2064
mark.macaluso@itt.com

Media Contact
Phil Terrigno
+1 914-641-2143
phil.terrigno@itt.com

Safe Harbor Statement
This release contains “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. In addition, the conference call (including the financial results presentation material) may include, and officers and representatives of ITT may from time to time make and discuss, projections, goals, assumptions, and statements that may constitute “forward-looking statements”. These forward-looking statements are not historical facts, but rather represent only a belief regarding future events based on current expectations, estimates, assumptions and projections about our business, future financial results and the industry in which we operate, and other legal, regulatory, and economic developments. These forward-looking statements include, but are not limited to, future strategic plans and other statements that describe the company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future events and future operating or financial performance.
We use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target,” “future,” “may,” “will,” “could,” “should,” “potential,” “continue,” “guidance” and other similar expressions to identify such forward-looking statements. Forward-looking statements are uncertain and, by their nature, many are inherently unpredictable and outside of ITT’s control, and involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such forward-looking statements.
Where in any forward-looking statement we express an expectation or belief as to future results or events, such expectation or belief is based on current plans and expectations of our management, expressed in good faith and believed to have a reasonable basis. However, we cannot provide any assurance that the expectation or belief will occur or that anticipated results will be achieved or accomplished.
Among the factors that could cause our results to differ materially from those indicated by forward-looking statements are risks and uncertainties inherent in our business including, without limitation:
•uncertain global economic and capital markets conditions, which have been influenced by heightened geopolitical tensions, inflation, changes in monetary policies, the threat of a possible regional or global economic recession, trade disputes between the U.S. and its trading partners, political and social unrest, and the availability and fluctuations in prices of energy and commodities, including steel, oil, copper and tin;
•fluctuations in interest rates and the impact of such fluctuations on customer behavior and on our cost of debt;
•fluctuations in foreign currency exchange rates and the impact of such fluctuations on our revenues, customer demand for our products and on our hedging arrangements;
•volatility in raw material prices and our suppliers’ ability to meet quality and delivery requirements;
•risk of liabilities from recent mergers, acquisitions, or venture investments, and past divestitures and spin-offs;
•our inability to hire or retain key personnel;
•failure to compete successfully and innovate in our markets;
•failure to manage the distribution of products and services effectively;
•failure to protect our intellectual property rights or violations of the intellectual property rights of others;
•the extent to which there are quality problems with respect to manufacturing processes or finished goods;
•the risk of cybersecurity breaches or failure of any information systems used by the Company, including any flaws in the implementation of any enterprise resource planning systems;
•loss of or decrease in sales from our most significant customers;
•risks due to our operations and sales outside the U.S. and in emerging markets, including the imposition of tariffs and trade sanctions;
•fluctuations in demand or customers’ levels of capital investment, maintenance expenditures, production, and market cyclicality;
•the risk of material business interruptions, particularly at our manufacturing facilities;
•risks related to government contracting, including changes in levels of government spending and regulatory and contractual requirements applicable to sales to the U.S. government;
•fluctuations in our effective tax rate, including as a result of changing tax laws and other possible tax reform legislation in the U.S. and other jurisdictions;
•changes in environmental laws or regulations, discovery of previously unknown or more extensive contamination, or the failure of a potentially responsible party to perform;
•failure to comply with the U.S. Foreign Corrupt Practices Act (or other applicable anti-corruption legislation), export controls and trade sanctions; and
•risk of product liability claims and litigation.
The forward-looking statements included in this release speak only as of the date hereof. We undertake no obligation (and expressly disclaim any obligation) to update any forward-looking statements, whether written or oral or as a result of new information, future events or otherwise.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

For the Three Months Ended	March 30, 2024	April 1, 2023
Revenue	$910.6	$797.9
Cost of revenue	609.8	536.0
Gross profit	300.8	261.9
General and administrative expenses	71.5	68.3
Sales and marketing expenses	50.1	42.9
Research and development expenses	30.0	26.4
Operating income	149.2	124.3
Interest and non-operating expense, net	4.4	3.5
Income before income tax expense	144.8	120.8
Income tax expense	32.8	20.1
Net income	112.0	100.7
Less: Income attributable to noncontrolling interests	1.0	0.7
Net income attributable to ITT Inc.	$111.0	$100.0

Earnings (loss) per share attributable to ITT Inc.:
Basic	$1.35	$1.21
Diluted	$1.34	$1.20

Weighted average common shares – basic	82.2	82.6
Weighted average common shares – diluted	82.7	83.0

CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)
(IN MILLIONS, EXCEPT PER SHARE AMOUNTS)

As of the Period Ended	March 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$423.0	$489.2
Receivables, net	752.0	675.2
Inventories	609.4	575.4
Other current assets	123.3	117.9
Total current assets	1,907.7	1,857.7
Non-current assets:
Plant, property and equipment, net	568.1	561.0
Goodwill	1,207.7	1,016.3
Other intangible assets, net	332.2	116.6
Other non-current assets	388.0	381.0
Total non-current assets	2,496.0	2,074.9
Total assets	$4,403.7	$3,932.6
Liabilities and Shareholders’ Equity
Current liabilities:
Short-term borrowings	$322.7	$187.7
Accounts payable	459.2	437.0
Accrued and other current liabilities	415.1	413.1
Total current liabilities	1,197.0	1,037.8
Non-current liabilities:
Long-term debt	230.5	5.7
Postretirement benefits	135.9	138.7
Other non-current liabilities	254.1	211.3
Total non-current liabilities	620.5	355.7
Total liabilities	1,817.5	1,393.5
Shareholders’ equity:
Common stock:
Authorized – 250.0 shares, $1 par value per share
Issued and outstanding – 82.3 shares and 82.1 shares, respectively	82.3	82.1
Retained earnings	2,857.4	2,778.0
Accumulated other comprehensive income (loss):
Postretirement benefits	(2.6)	(1.6)
Cumulative translation adjustments	(362.4)	(330.3)
Total accumulated other comprehensive loss	(365.0)	(331.9)
Total ITT Inc. shareholders’ equity	2,574.7	2,528.2
Noncontrolling interests	11.5	10.9
Total shareholders’ equity	2,586.2	2,539.1
Total liabilities and shareholders’ equity	$4,403.7	$3,932.6

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)
(IN MILLIONS)

For the Three Months Ended	March 30, 2024	April 1, 2023
Operating Activities
Income from continuing operations attributable to ITT Inc.	$111.0	$100.0
Adjustments to income from continuing operations:
Depreciation and amortization	33.6	26.7
Equity-based compensation	7.0	4.7
Other non-cash charges, net	8.1	7.5
Changes in assets and liabilities:
Change in receivables	(67.7)	(34.7)
Change in inventories	(1.0)	(29.1)
Change in contract assets	(13.5)	(2.0)
Change in contract liabilities	3.3	2.9
Change in accounts payable	15.0	1.8
Change in accrued expenses	(44.5)	(10.8)
Change in income taxes	10.1	3.7
Other, net	(3.6)	(12.6)
Net Cash – Operating Activities	57.8	58.1
Investing Activities
Capital expenditures	(27.7)	(28.7)
Acquisitions, net of cash acquired	(407.6)	—
Other, net	—	0.2
Net Cash – Investing Activities	(435.3)	(28.5)
Financing Activities
Commercial paper, net borrowings	134.7	(72.8)
Long-term debt issued, net of debt issuance costs	299.1	—
Long-term debt, repayments	(70.5)	—
Share repurchases under repurchase plan	—	(30.0)
Payments for taxes related to net share settlement of stock incentive plans	(12.5)	(6.3)
Dividends paid	(26.5)	(24.2)
Other, net	(0.9)	0.4
Net Cash – Financing Activities	323.4	(132.9)
Exchange rate effects on cash and cash equivalents	(12.0)	4.3
Net cash – operating activities of discontinued operations	(0.1)	(0.1)
Net change in cash and cash equivalents	(66.2)	(99.1)
Cash and cash equivalents – beginning of year (includes restricted cash of $0.7 and $0.7, respectively)	489.9	561.9
Cash and Cash Equivalents – End of Period (includes restricted cash of $0.7 and $0.8, respectively)	$423.7	$462.8
Supplemental Disclosures of Cash Flow and Non-Cash Information:
Cash paid for Interest	$3.7	$4.2
Cash paid for Income taxes, net of refunds received	$16.3	$13.2
Capital expenditures included in accounts payable	$17.5	$10.3

Key Performance Indicators and Non-GAAP Measures
ITT reviews a variety of key performance indicators including revenue, operating income and margins, earnings per share, order growth, and backlog, some of which are calculated on a non-GAAP basis. In addition, we consider certain measures to be useful to management and investors when evaluating our operating performance for the periods presented. These measures provide a tool for evaluating our ongoing operations and management of assets from period to period. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives, including, but not limited to, acquisitions, dividends, and share repurchases. Some of these metrics, however, are not measures of financial performance under accounting principles generally accepted in the United States of America (GAAP) and should not be considered a substitute for measures determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators for purposes of our reconciliation tables.

Organic Revenues and organic orders are defined, respectively, as revenue and orders, excluding the impacts of foreign currency fluctuations and acquisitions. The period-over period change resulting from foreign currency fluctuations is estimated using a fixed exchange rate for both the current and prior periods. We believe that reporting organic revenue and organic orders provides useful information to investors by helping identify underlying trends in our business and facilitating comparisons of our revenue performance with prior and future periods and to our peers.

Adjusted Operating Income is defined as operating income adjusted to exclude special items that include, but are not limited to, restructuring, divestiture-related costs, certain asset impairment charges, certain acquisition-related impacts, and unusual or infrequent operating items. Special items represent charges or credits that impact current results, which management views as unrelated to the Company's ongoing operations and performance. Adjusted Operating Margin is defined as adjusted operating income divided by revenue. We believe these financial measures are useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.

Adjusted Income from Continuing Operations is defined as income from continuing operations attributable to ITT Inc. adjusted to exclude special items that include, but are not limited to, restructuring, divestiture-related costs, certain asset impairment charges, certain acquisition-related impacts, income tax settlements or adjustments, and unusual or infrequent items. Special items represent charges or credits, on an after-tax basis, that impact current results, which management views as unrelated to the Company’s ongoing operations and performance. The after-tax basis of each special item is determined using the jurisdictional tax rate of where the expense or benefit occurred. Adjusted Income from Continuing Operations per Diluted Share (Adjusted EPS) is defined as adjusted income from continuing operations divided by diluted weighted average common shares outstanding. We believe that adjusted income from continuing operations and adjusted EPS are useful to investors and other users of our financial statements in evaluating ongoing operating profitability, as well as in evaluating operating performance in relation to our competitors.

Free Cash Flow is defined as net cash provided by operating activities less capital expenditures. Free Cash Flow Margin is defined as free cash flow divided by revenue. We believe that free cash flow and free cash flow margin provides useful information to investors as it provides insight into a primary cash flow metric used by management to monitor and evaluate cash flows generated by our operations.

ITT Inc. Non-GAAP Reconciliation Statements
(In millions; all amounts unaudited)

Reconciliation of Revenue to Organic Revenue

	First Quarter 2024
	MT	IP	CCT	Elim	Total
Revenue	$392.4	$333.9	$185.1	$(0.8)	$910.6
Less: Acquisitions	—	35.8	5.6	—	41.4
Less: FX	(2.3)	(1.8)	(0.1)	(0.1)	(4.3)
CY Organic Revenue	394.7	299.9	179.6	(0.7)	873.5
Less: PY Revenue	364.8	266.5	167.6	(1.0)	797.9
Organic Revenue Growth - $	$29.9	$33.4	$12.0	$0.3	$75.6
Organic Revenue Growth - %	8.2%	12.5%	7.2%		9.5%

Reported Revenue Growth - $	27.6	67.4	17.5		112.7
Reported Revenue Growth - %	7.6%	25.3%	10.4%		14.1%

Reconciliation of Orders to Organic Orders

	First Quarter 2024
	MT	IP	CCT	Elim	Total
Orders	$410.5	$354.0	$212.8	$(1.1)	$976.2
Less: Acquisitions	—	47.0	5.3	—	52.3
Less: FX	(2.2)	(0.7)	(0.5)	—	(3.4)
CY Organic Orders	412.7	307.7	208.0	(1.1)	927.3
Less: PY Orders	371.2	327.3	169.3	(1.0)	866.8
Organic Orders Growth - $	$41.5	$(19.6)	$38.7		$60.5
Organic Orders Growth - %	11.2%	(6.0)%	22.9%		7.0%

Reported Orders Growth - $	39.3	26.7	43.5		109.4
Reported Orders Growth - %	10.6%	8.2%	25.7%		12.6%

Note: Immaterial differences due to rounding.

ITT Inc. Non-GAAP Reconciliation Statements
(In millions; all amounts unaudited)

Reconciliations of Operating Income/Margin to Adjusted Operating Income/Margin
	First Quarter 2024					First Quarter 2023
	MT	IP	CCT	Corporate	ITT	MT	IP	CCT	Corporate	ITT
Reported Operating Income	$70.6	$63.8	$32.7	$(17.9)	$149.2	$53.4	$55.3	$29.4	$(13.8)	$124.3
Restructuring costs	0.5	0.5	0.9	—	1.9	0.3	(0.1)	0.1	—	0.3
Acquisition-related expenses	—	3.7	—	—	3.7	—	—	—	—	—
Impact of Russia-Ukraine conflict	0.2	—	—	—	0.2	0.3	1.5	—	—	1.8
Other	—	—	—	—	—	—	—	(0.2)	—	(0.2)
Adjusted Operating Income	$71.3	$68.0	$33.6	$(17.9)	$155.0	$54.0	$56.7	$29.3	$(13.8)	$126.2
Change in Operating Income	32.2%	15.4%	11.2%	29.7%	20.0%
Change in Adjusted Operating Income	32.0%	19.9%	14.7%	29.7%	22.8%

Reported Operating Margin	18.0%	19.1%	17.7%		16.4%	14.6%	20.8%	17.5%		15.6%
Impact of special item adjustments	20 bps	130 bps	50 bps		60 bps	20 bps	50 bps	0 bps		20 bps
Adjusted Operating Margin	18.2%	20.4%	18.2%		17.0%	14.8%	21.3%	17.5%		15.8%
Change in Operating Margin	340 bps	-170 bps	20 bps		80 bps
Change in Adjusted Operating Margin	340 bps	-90 bps	70 bps		120 bps

Note: Immaterial differences due to rounding.

ITT Inc. Non-GAAP Reconciliation Statements
(In millions; all amounts unaudited)

Reconciliation of Reported vs. Adjusted Income from Continuing Operating and Diluted EPS
	Income from Continuing Operations			Diluted Earnings per Share
	Q1 2024	Q1 2023	% Change	Q1 2024	Q1 2023	% Change
Reported	$111.0	$100.0	11.0%	$1.34	$1.20	11.7%
Special Items Expense / (Income):
Restructuring costs	1.9	0.3		0.03	—
Acquisition-related costs [a]	3.7	—		0.05	—
Impacts related to Russia-Ukraine war	0.2	1.8		—	0.02
Other [b]	—	1.2		—	0.02
Tax impact of special items [c]	(1.3)	0.1		(0.02)	—
Other tax special items [d]	1.7	(6.1)		0.02	(0.07)
Adjusted	$117.2	$97.3	20.5%	$1.42	$1.17	21.4%

Note: Amounts may not calculate due to rounding.
Per share amounts are based on diluted weighted average common shares outstanding.

[a] Q1 2024 Svanehøj acquisition and integration-related costs.
[b] Q1 2023 includes interest charges related to the settlement of a tax audit in Italy.
[c] The tax impact of each adjustment is determined using the jurisdictional tax rate of where the expense or benefit occurred.
[d] Q1 2024 includes tax on undistributed foreign earnings. Q1 2023 reflects tax benefits for valuation allowance impacts ($17.6M) and an amended federal tax return filing ($4.9M), offset from a foreign audit settlement ($14.1M) and other tax-related special items ($2.3M).

ITT Inc. Non-GAAP Reconciliation Statements
(In millions; all amounts unaudited)

Reconciliation of GAAP vs Adjusted EPS Guidance - Full Year 2024

	2024 Full-Year Guidance
	Low	High
EPS from Continuing Operations - GAAP	$5.51	$5.76
Estimated restructuring	0.06	0.06
Other special items	0.06	0.06
Tax on special Items	0.02	0.02
EPS from Continuing Operations - Adjusted	$5.65	$5.90

Note: The Company has provided forward-looking non-GAAP financial measures for organic revenue growth and adjusted operating margin. It is not possible, without unreasonable efforts, to estimate the impacts of foreign currency fluctuations, acquisitions and certain other special items that may occur in 2024 as these items are inherently uncertain and difficult to predict. As a result, the Company is unable to quantify certain amounts that would be included in a reconciliation of organic revenue growth and adjusted operating margin to the most directly comparable GAAP financial measures without unreasonable efforts and accordingly has not provided reconciliations for these forward looking non-GAAP financial measures.

Reconciliation of Cash from Operating Activities to Free Cash Flow
			FY 2024 Guidance
	Q1 2024	Q1 2023	Low	High
Net Cash - Operating Activities	$57.8	$58.1	$590	$630
Less: Capital expenditures	27.7	28.7	155	155
Free Cash Flow	$30.1	$29.4	$435	$475

Revenue	$910.6	$797.9	$3,625	$3,625
Free Cash Flow Margin	3.3%	3.7%	12%	13%